UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of Principal Executive Office) (Zip Code)

(484) 713-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 25, 2013, Fibrocell Science, Inc. (the “Company”) issued a press release announcing the Company’s intention to offer, subject to market and other conditions, shares of Company common stock in an underwritten public offering pursuant to its existing shelf registration statement. Barclays Capital Inc. is acting as sole book running manager and representative of the underwriters for the offering. Wedbush Securities Inc. and Griffin Securities are acting as co-managers for the offering. The Company intends to grant the underwriters a 30-day option to purchase up to 15% of the shares of common stock sold in the public offering to cover over-allotments, if any. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On September 25, 2013, the Company filed with the Securities and Exchange Commission a preliminary prospectus supplement to its effective shelf registration statement on Form S-3 (the “Preliminary Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended, relating to the aforementioned proposed public offering of shares of the Company’s common stock. The Preliminary Prospectus Supplement contains certain supplemental and revised disclosure regarding the Company’s business in the sections entitled “Prospectus Supplement Summary – Product Development Programs” and “Risk Factors.” Selected sections of the Company’s Preliminary Prospectus Supplement entitled “Prospectus Supplement Summary – Product Development Programs” and “Risk Factors” are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 25, 2013 regarding the launch of a proposed public offering

99.2	Selected sections of Fibrocell Science, Inc.’s Preliminary Prospectus Supplement dated September 25, 2013 to the Registration Statement on Form S-3 entitled “Prospectus Supplement Summary – Product Development Programs” and “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.

By:	/s/ Gregory Weaver
Gregory Weaver Chief Financial Officer

Date: September 25, 2013